Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of September     , 2005, by and between Meadows Springs, Inc., a Nevada corporation (the “Company”) and Apollo Resources International, Inc., a Utah corporation (“Apollo”).

WHEREAS, Apollo owns 8,000 shares of the issued and outstanding common stock of Earth Biofuels, Inc., a Mississippi corporation (“Earth Biofuels”), constituting 80% of the outstanding common stock of Earth Biofuels; and

WHEREAS, the Company has expressed a desire to acquire all of the issued and outstanding common stock of Earth Biofuels owned by Apollo, subject to the terms and conditions set forth in this Agreement; and

WHEREAS, in consideration for such purchase, the Company has offered to sell and issue to Apollo an aggregate of 21,000,000 shares of the common stock of the Company.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Apollo agree as follows:

ARTICLE I.
DEFINITIONS

1.1        Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(h).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144.

“Earth Biofuels Common Stock” means the 8,000 shares of common stock of Earth Biofuels, $1.00 par value per share, owned by Apollo.

“Closing” means the closing of the purchase and sale of the Company Common Stock and the Earth Biofuels Common Stock pursuant to Section 2.1.

“Closing Date” means the date of the Closing pursuant to Section 2.1 hereof.

“Commission” means the Securities and Exchange Commission.

“Company Common Stock” means the common stock of the Company, $0.001 par value per share, to be issued and sold hereunder.

“Confidential Information” means all information concerning this Agreement (including, without limitation, in any exhibits or schedules hereto), the other Transaction Documents, the transactions contemplated hereby and thereby, other confidential information regarding the Company or Earth Biofuels delivered in connection with the transactions and any information provided in response to any notice requirement or other disclosure delivered pursuant to the Transaction Documents.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(l).

“Liens” means a lien, charge, security interest, encumbrance or other restriction.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(a).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(j).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Documents” shall mean the SEC Reports, the press releases of the Company and registration statements of the Company filed with the Commission pursuant to the Securities Act (including any amendments thereto).

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(g).

“Securities Act” means the Securities Act of 1933, as amended.

“Trading Day” means (i) a day on which the Company Common Stock is traded on the over-the-counter market, as reported by the OTC Bulletin Board, or (ii) if the Company Common Stock is not quoted on the OTC Bulletin Board, a day on which the Company Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the Company Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means the following service on which the Common Stock is quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

“Transaction Documents” means this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE II.
PURCHASE AND SALE

2.1        Closing.  Upon satisfaction of the conditions set forth in Section 2.2, the Company agrees to sell and issue 21,000,000 shares of Company Common Stock to Apollo, in consideration of the sale to the Company of the Earth Biofuels Common Stock.  Apollo hereby agrees to sell to the Company the shares of Earth Biofuels Common Stock, comprising in total 80% of the outstanding shares of common stock of Earth Biofuels.  The closing of the sale and purchase of the shares of Company Common Stock and the shares of Earth Biofuels Common Stock under this Agreement (the “Closing”) shall occur at the offices of Scheef & Stone, LLP, located at 5956 Sherry Lane, Suite 1400, Dallas, Texas 75225, or at such other location as the parties shall mutually agree, on September     , 2005 (the “Closing Date”).

2.2        Closing Conditions.

(a)         Conditions to Apollo’s Obligations.  The obligation of Apollo to purchase the shares of Company Common Stock at the Closing is subject to the fulfillment of the following conditions, any of which may be waived by Apollo:

(i)                At the Closing, the Company shall deliver or cause to be delivered to Apollo, this Agreement duly executed by the Company;

(ii)               All representations and warranties of the Company contained herein, shall remain true and correct in all material respects as of the Closing Date.

(iii)              As of the Closing Date, there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(b)         Conditions to Company’s Obligations.  The obligation of the Company to sell and issue the Company Common Stock at the Closing is subject to the fulfillment to the satisfaction of the Company, at or prior to the Closing Date, of the following conditions, any of which may be waived by the Company:

(i)                At the Closing, Apollo shall deliver or cause to be delivered to the Company, this Agreement duly executed by Apollo;

(ii)               All representations and warranties of Apollo contained herein shall remain true and correct in all material respects as of the Closing Date.

(iii)              As of the Closing Date, there shall have been no Material Adverse Effect with respect to Earth Biofuels since the date hereof.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1        Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties as of the date hereof to Apollo:

(a)         Organization and Qualification.  The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation of any of the provisions of its certificate or articles of incorporation or bylaws.  The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document or (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company (either of (i) or (ii), a “Material Adverse Effect”).

(b)         Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, assuming the valid execution and delivery thereof by Apollo, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ and contracting parties rights generally.

(c)         No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt) to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(d)         Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (a) any filing with the Commission, and applicable Blue Sky filings, and (b) such other filings as may be required following the Closing Date under the Securities Act, the Exchange Act and state corporate law.

(e)         Issuance of the Company Common Stock.  The shares of Company Common Stock are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.

(f)          Capitalization.  The capitalization of the Company is as described in the Company’s most recent periodic report filed with the Commission.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents, which right has not been complied with prior to the Closing.  The issuance and sale of the Company Common Stock will not obligate the Company to issue shares of its common stock or other securities to any Person and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(g)         SEC Reports; Financial Statements.  To the best of the Company’s knowledge, the Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  To the best of the Company’s knowledge, as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.

(h)         Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”).  Neither the Company, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(i)          Compliance.  The Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business.

(j)          Regulatory Permits.  The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business (“Material Permits”).

(k)         Title to Assets.  The Company has good and marketable title in fee simple to all real property owned by it that is material to the businesses of the Company and good and marketable title to all personal property owned by it that is material to the business of the Company, free and clear of all Liens.  To the knowledge of the Company, any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with which the Company is in compliance.

(l)          Patents and Trademarks.  To the knowledge of the Company (without having conducted a patent search), the Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights (collectively, the “Intellectual Property Rights”) that are necessary or material for use in connection with its business.  The Company has not received a written notice that the Intellectual Property Rights used by the Company violate or infringe upon the rights of any Person.  The Company has taken all steps reasonably required in accordance with sound business practice and sound business judgment to establish and preserve its ownership of such Intellectual Property.

(m)        Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged.  The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(n)         Internal Accounting Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within the Company, particularly during the period in which the Company’s Form 10-K or 10-Q, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of a date within 90 days prior to the filing date of the Form 10-KSB for the year ended June 30, 2005 (such date, the “Evaluation Date”).  The Company presented in its most recently filed Form 10-KSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(o)         Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due under any agreement or arrangement entered into by the Company in connection with the transactions contemplated by this Agreement.

(p)         Listing and Maintenance Requirements.  The Company has not, in the 12 months preceding the date hereof, received notice from the OTC Bulletin Board to the effect that the Company is not in compliance with the requirements of the OTC Bulletin Board to maintain quotation or listing of the Common Stock.

3.2        Representations and Warranties of Apollo.  Apollo hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)         Organization and Authority of Apollo.  Apollo is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by Apollo and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of Apollo and no further action is required by Apollo in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by Apollo and, when delivered in accordance with the terms hereof, assuming the valid execution and delivery thereof by the Company, will constitute the valid and binding obligation of Apollo enforceable against Apollo in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ and contracting parties rights generally.

(b)         Investment Intent.  Apollo understands that the shares of Company Common Stock are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and Apollo is acquiring the shares of Company Common Stock as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such shares of Company Common Stock or any part thereof, has no present intention of distributing any of such shares of Company Common Stock and has no arrangement or understanding with any other persons regarding the distribution of such shares of Company Common Stock (this representation and warranty not limiting Apollo’s right to sell the shares of Company Common Stock in compliance with applicable federal and state securities laws).  Apollo does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the shares of Company Common Stock.

(c)         Organization and Qualification of Earth Biofuels.  Earth Biofuels is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Earth Biofuels is not in violation of any of the provisions of its certificate or articles of incorporation or bylaws.  Earth Biofuels is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in) a material adverse effect on the results of operations, assets, business or financial condition of Earth Biofuels.

(d)         No Conflicts.  The execution, delivery and performance of the Transaction Documents by Apollo and the consummation by Apollo of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of Apollo’s certificate or articles of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Apollo debt) to which Apollo is a party or by which any property or asset of Apollo is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Apollo is subject, or by which any property or asset of Apollo is bound or affected.

(e)         Filings, Consents and Approvals.  Apollo is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Apollo of the Transaction Documents, other than (a) any filing with the Commission and (b) such other filings as may be required following the Closing Date under the Securities Act and the Exchange Act.

(f)          Earth Biofuels Common Stock.  The shares of Earth Biofuels Common Stock are duly and validly issued, fully paid and nonassessable, free and clear of all Liens.

(g)         Capitalization of Earth Biofuels.  The capitalization of Earth Biofuels is as set forth in its articles of incorporation.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents, which right has not been complied with prior to the Closing.

(h)         Litigation.  There is no Action which materially and adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Earth Biofuels Common Stock.  Neither Earth Biofuels, nor any director or officer thereof, is or has been the subject of any

Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

(i)          Labor Relations.  No material labor dispute exists or, to the knowledge of Apollo, is imminent with respect to any of the employees of Earth Biofuels.

(j)          Compliance.  Earth Biofuels (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Earth Biofuels under), nor has Earth Biofuels received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business.

(k)         Regulatory Permits.  Earth Biofuels possesses all Material Permits, and Earth Biofuels has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(l)          Title to Assets.  Earth Biofuels has good and marketable title in fee simple to all real property owned by it that is material to the businesses of Earth Biofuels and good and marketable title to all personal property owned by it that is material to the business of Earth Biofuels, free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Earth Biofuels and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  To the knowledge of Apollo, any real property and facilities held under lease by Earth Biofuels are held by it under valid, subsisting and enforceable leases with which Earth Biofuels is in compliance.

(m)        Patents and Trademarks.  To the knowledge of Apollo (without having conducted a patent search), Earth Biofuels has, or has rights to use, all Intellectual Property Rights that are necessary or material for use in connection with its business.  Neither Apollo nor Earth Biofuels has received a written notice that the Intellectual Property Rights used by Earth Biofuels violate or infringe upon the rights of any Person.  Earth Biofuels has taken all steps reasonably required in accordance with sound business practice and sound business judgment to establish and preserve its ownership of such Intellectual Property.

(n)         Insurance.  Earth Biofuels is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which Earth Biofuels is engaged.  Apollo has no reason to believe that Earth Biofuels will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(o)         Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by Apollo to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Company shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due under any agreement or arrangement entered into by Apollo in connection with the transactions contemplated by this Agreement.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1        Transfer Restrictions.

(a)         The Company Common Stock may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Company Common Stock other than pursuant to a sale under an effective registration statement, the Company may require the transferor thereof to provide to the Company an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Company Common Stock under the Securities Act.

(b)         Apollo agrees to the imprinting of a legend on the Company Common Stock substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS REGISTERED UNDER THE SECURITIES ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

ARTICLE V.
MISCELLANEOUS

5.1        Fees and Expenses.  Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5.2        Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3        Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature pages attached hereto prior to 5 p.m. (Dallas, Texas time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature pages attached hereto on a day that is not a Trading Day or later than 5 p.m. (Dallas, Texas time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4        Amendments; Waivers.  Without the written consent of each of the parties hereto, the terms of this Agreement may not be waived or amended.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5        Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.6        Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided by this Agreement.

5.7        Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Dallas, Texas.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Dallas, Texas for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.8        Survival.  The representations and warranties contained in Section 3.1 and 3.2 shall survive the Closing for a period of one (1) year.  The agreements and covenants contained herein and in the Transaction Documents shall survive the Closing, as to each Purchaser, until such Purchaser no longer holds any Securities (except for such provisions with a stated duration which will survive for such duration).

5.9        Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.10      Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

APOLLO RESOURCES INTERNATIONAL, INC.

By:

Name:

Title:

Address for Notice:

3001 Knox Street, Suite 403

Dallas, TX  75205

Attn:  Dennis McLaughlin

Tel: 214.389.9800

Fax: 214.389.9806

MEADOWS SPRINGS, INC.

By:

Name:

Title:

Address for Notice:

Attn:  Dennis McLaughlin

Tel: 214.389.9800

Fax: 214.389.9806